     As filed with the Securities and Exchange Commission on July 29, 1999

                                                       Registration No. 33-60753


================================================================================

                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

                          --------------------------

                        Post-Effective Amendment No. 1
                                      To

                                   Form S-3

                            REGISTRATION STATEMENT
                                     under



                          THE SECURITIES ACT OF 1933
                          --------------------------

                    Rochester Gas and Electric Corporation

              (Exact name of Registrant as specified in charter)



         NEW YORK                                     16-0612110
         (State or other jurisdiction of              (I.R.S. Employer
         incorporation)                               Identification No.)




                                89 EAST AVENUE
                             ROCHESTER,  NY  14649
                                (716) 546-2700

      (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)



                          ---------------------------

                              DAVID C. HEILIGMAN
                    Vice President and Corporate Secretary
                    Rochester Gas and Electric Corporation
                                89 East Avenue
                           Rochester, New York 14649
                                (716) 546-2700



                           JOSEPH H. REYNOLDS, ESQ.
                               Nixon Peabody LLP
                         One Thomas Circle, Suite 700
                            Washington, D.C. 20005
                                (202) 457-5300

    (Names, addresses, including zip codes, and telephone numbers, including area codes, of agents for service)



                        -------------------------------

     This Registration Statement No. 33-60753 (the"Registration Statement") registered an aggregate of 1,500,000 shares of Common Stock, par value $5.00 per share (the "Securities") of Rochester Gas and Electric Corporation (the "Registrant") to be issued in connection with its Automatic Dividend Reinvestment and Stock Purchase Plan (the "Plan").


     The Registrant no longer intends to issue securities for use in connection with the Plan and, except for 473,160 shares already issued, no additional Securities shall be issued by the Registrant under the Plan. The Registrant hereby deregisters the remaining 1,026,840 unissued shares of the Securities for all purposes of the Securities Act of 1933.

                                  SIGNATURES


    Pursuant to the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rochester, State of New York on the 29th day of July, 1999.


                              ROCHESTER GAS AND ELECTRIC CORPORATION



                              By     /s/     Thomas S. Richards
                                     -------------------------------
                                         (Thomas S. Richards)

                                         (Chairman of the Board,
                                         President and Chief
                                           Executive Officer)



                          ---------------------------



    Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No.1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


    Signature                      Title                     Date
    ---------                      -----                     ----
Principal Executive Officer
and Director:

 /s/  Thomas S. Richards           Chairman of the Board,    July 29, 1999
----------------------------       President and Chief
     (Thomas S. Richards)          Executive Officer
                                   and Director


Principal Financial Officer:
/s/   J. Burt Stokes               Senior Vice President,    July 29, 1999
----------------------------       Corporate Services and
     (J. Burt Stokes )             Chief Financial Officer


Principal Accounting Officer:

/s/     William J. Reddy           Controller                July 29, 1999
----------------------------
       (William J. Reddy)

    Signature                      Title                     Date
    ---------                      -----                     ----
Directors:

/s/  Angelo J. Chiarella           Director                  July 29, 1999
----------------------------
    (Angelo J. Chiarella)


----------------------------       Director                  July   , 1999
    (Allan E. Dugan)


/s/ Mark B. Grier                  Director                  July 29, 1999
----------------------------
   (Mark B. Grier)


/s/ Susan R. Holliday              Director                  July 29, 1999
----------------------------
   (Susan R. Holliday)


/s/ Jay T. Holmes                  Director                  July 29, 1999
----------------------------
   (Jay T. Holmes)


/s/ G. Jean Howard                 Director                  July 29, 1999
----------------------------
   (G. Jean  Howard)


/s/ Samuel T. Hubbard, Jr.         Director                  July 29, 1999
----------------------------
   (Samuel T. Hubbard, Jr.)


/s/ Cleve L. Killingsworth         Director                  July 29, 1999
----------------------------
   (Cleve L. Killingsworth)


/s/ Roger W. Kober                 Director                  July 29, 1999
----------------------------
   (Roger W. Kober)


/s/ Cornelius J. Murphy            Director                  July 29, 1999
----------------------------
   (Cornelius J. Murphy)

                                   Director                  July   , 1999
----------------------------
   (Charles I. Plosser)

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